Exhibit 99.15

Johnson & Johnson Reports 2018 Third-Quarter Results:

2018 Third-Quarter Sales of $20.3 Billion Increased 3.6% versus 2017
2018 Third-Quarter EPS was $1.44
2018 Adjusted Third-Quarter EPS of $2.05 increased 7.9%*

Strong Operational Sales and Adjusted EPS Growth*
Company Increased Sales and EPS Guidance

New Brunswick, N.J. (October 16, 2018) - Johnson & Johnson (NYSE: JNJ) today announced sales of $20.3 billion for the third quarter of 2018, an increase of 3.6% as compared to the third quarter of 2017. Operational sales results increased 5.5%, partially offset by the negative impact of currency of 1.9%. Domestic sales increased 3.6%. International sales increased 3.5%, reflecting operational growth of 7.5% and a negative currency impact of 4.0%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 6.1%, domestic sales increased 3.9% and international sales increased 8.5%.*
Net earnings and diluted earnings per share for the third quarter of 2018 were $3.9 billion and $1.44, respectively. Third-quarter 2018 net earnings included after-tax intangible amortization expense of approximately $1.0 billion and a net charge for after-tax special items of approximately $0.7 billion, primarily consisting of a non-cash charge attributed to a partial write-down of an in-process research and development asset associated with the acquisition of Alios BioPharma Inc. Third-quarter 2017 net earnings included after-tax intangible amortization expense of approximately $0.9 billion and a charge for after-tax special items of approximately $0.5 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $5.6 billion and adjusted diluted earnings per share were $2.05, representing increases of 7.3% and 7.9%, respectively, as compared to the same period in 2017.* On an operational basis, adjusted diluted earnings per share also increased 9.5%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“We are pleased with our strong third-quarter performance, which reflects continued above-market growth in our Pharmaceutical business, accelerating sales momentum in our Consumer business and consistent progress in our Medical Devices business,” said Alex Gorsky, Chairman and Chief Executive Officer. “I’m confident that with our collaborative and inspired J&J colleagues around the world, unique broad-based business model and strategic investments in innovation, we are well positioned for success today and into the future.”
The Company issued sales guidance for the full-year 2018 in a range of $81.0 to $81.4 billion. This reflects an increase in expected operational growth to a range of 5.5% to 6.0%, partially offset by the estimated lower favorable impact of currency. Additionally, the Company increased its adjusted earnings guidance for full-year 2018 to a range of $8.13 to $8.18 per share. This reflects an increase in expected operational EPS growth to a range of 9.3% to 10.0%.

Segment Sales Performance
Worldwide Consumer sales of $3.4 billion for the third quarter 2018 represented an increase of 1.8% versus the prior year, consisting of an operational increase of 4.9% and a negative impact from currency of 3.1%. Domestic sales increased 6.6%, while international sales decreased 1.3%, which reflected an operational increase of 3.7% and a negative currency impact of 5.0%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 6.1%, with domestic sales increasing 6.4% and international sales increasing 5.9%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by over-the-counter products including MOTRIN and TYLENOL analgesics, ZYRTEC upper respiratory and IMODIUM digestive health products; beauty products including NEUTROGENA, OGX and DR. CI LABO; as well as domestic sales of JOHNSON’s baby care products.
During the quarter, the acquisition of Zarbee’s, Inc., a leader in naturally-based healthcare products, was completed.
Worldwide Pharmaceutical sales of $10.3 billion for the third quarter 2018 represented an increase of 6.7% versus the prior year with an operational increase of 8.2% and a negative impact from currency of 1.5%. Domestic sales increased 4.8%, international sales increased 9.5%, which reflected an operational increase of 13.2% and a negative currency impact of 3.7%. Acquisitions and divestitures had a negligible impact to sales growth in the quarter.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, DARZALEX (daratumumab), for the treatment of multiple myeloma, TREMFYA (guselkumab), for the treatment of adults living with moderate to severe plaque psoriasis, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, SIMPONI/SIMPONI ARIA (golimumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, OPSUMIT (macitentan), an oral endothelin receptor antagonist indicated for the treatment of pulmonary arterial hypertension to delay disease progression, and UPTRAVI (selexipag), an oral prostacyclin receptor agonist used to treat pulmonary arterial hypertension and reduce hospitalization.

During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for IMBRUVICA (ibrutinib) in combination with rituximab as a non-chemotherapy combination regimen for patients with Waldenström’s Macroglobulinemia, a rare blood cancer. The European Commission (EC) granted marketing authorization for DARZALEX (daratumumab) in combination with VELCADE (bortezomib), a proteasome inhibitor, melphalan, an alkylating agent, and prednisone for the treatment of newly diagnosed multiple myeloma patients who are ineligible for autologous stem cell transplant. In addition, the FDA approved and the EC granted marketing authorization for SYMTUZA (D/C/F/TAF), a complete darunavir-based single-tablet regimen for the treatment of HIV-1 infection.

A New Drug Application was submitted to the FDA for esketamine nasal spray, a rapidly acting antidepressant for treatment-resistant depression in adults and erdafitinib, a once-daily, oral pan-fibroblast growth factor receptor (FGFR) inhibitor for the treatment of locally advanced or metastatic urothelial cancer. A supplemental New Drug Application was submitted to the FDA seeking to broaden the use of IMBRUVICA (ibrutinib) in chronic lymphocytic leukemia or small lymphocytic lymphoma to include combination use with a non-chemotherapy agent, obinutuzumab, in the frontline setting. A Type II Variation was submitted to the European Medicines Agency (EMA) seeking to expand the indication of OPSUMIT (macitentan) to include the treatment of adults with inoperable chronic thromboembolic pulmonary hypertension (CTEPH), WHO Group 4, to improve exercise capacity and pulmonary vascular resistance. In addition, the Company also submitted a supplemental Biologics License Application to the FDA and a Type II Variation to the EMA seeking approval of a split dosing regimen for DARZALEX (daratumumab).
Subsequent to the quarter, the FDA approved an additional indication for XARELTO (rivaroxaban) to reduce the risk of major cardiovascular (CV) events, such as CV death, myocardial infarction and stroke, in people with chronic coronary or peripheral artery disease. Additionally, a Marketing Authorization Application was submitted to the EMA for esketamine nasal spray, a rapidly acting antidepressant for treatment-resistant depression in adults. The Company also entered into an exclusive worldwide license agreement with Arrowhead Pharmaceuticals, Inc. to develop and commercialize a new treatment for chronic Hepatitis B viral infection.
Worldwide Medical Devices sales of $6.6 billion for the third quarter 2018 represented a decrease of 0.2% versus the prior year consisting of an operational increase of 1.7% and a negative currency impact of 1.9%. Domestic sales increased 0.3%, while international sales decreased 0.6%, which reflected an operational increase of 3.0% and a negative currency impact of 3.6%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 2.9%, domestic sales increased 1.2% and international sales increased 4.4%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by the growth of electrophysiology products in the Interventional Solutions business; ACUVUE contact lenses in the Vision business; endocutters and biosurgicals in the Advanced Surgery business; and wound closure products in the General Surgery business, partially offset by declines in the Diabetes Care business.
During the quarter, the Company received European CE mark approval for its BRAVO Flow Diverter for use in the treatment of patients suffering from intracranial aneurysms. In addition, the acquisition of Emerging Implant Technologies GmbH, a privately held manufacturer of 3D-printed titanium interbody implants for spinal fusion surgery, was completed. Lastly, the Company accepted the binding offer from Fortive Corporation to acquire its Advanced Sterilization Products business for an aggregate value of approximately $2.8 billion, subject to customary adjustments.
Subsequent to the quarter, the Company announced the completion of the divestiture of its LifeScan business to Platinum Equity for approximately $2.1 billion, subject to customary adjustments.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including unexpected clinical trial results, additional analysis of existing clinical data, uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; the impact of business combinations and divestitures; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws, global health care reforms and import/export and trade laws; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the company’s most recently filed Quarterly Report on Form 10-Q and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.